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                                                               EXHIBIT EX-99.p.6

                       PROVIDENT INVESTMENT COUNSEL, INC.

                                 CODE OF ETHICS

                    PERSONAL TRADING/CONFIDENTIAL INFORMATION
                   POLICY STATEMENT AND COMPLIANCE PROCEDURES

                          EFFECTIVE - FEBRUARY 15, 2002



                  Federal law requires that the Board of Directors of Provident Investment Counsel, Inc., adopt a Code of Ethics that contains provisions designed to prevent fund officers from defrauding, misleading, manipulating, or otherwise acting against the best interests of the Fund or its shareholders. Federal and state laws prohibit Provident Investment Counsel (the "Company") and each of its employees from purchasing or selling any publicly-traded stock, bond, option or other security on the basis of material, nonpublic information (i.e., insider trading). In addition, the Company and each employee has a fiduciary obligation to its clients to protect the confidentiality of all proprietary, sensitive or other confidential information communicated to the Company or its employees by its clients. Finally, because the Company and each of its employees is a fiduciary to the Company's clients, the Company and its employees must also maintain the highest ethical standards and refrain from engaging in activities that may create actual or apparent conflicts of interest between the interests of the Company or its employees and the interests of the Company's clients.

                  To ensure that insider trading laws are not violated, that client confidences are maintained, and that conflicts of interest are avoided, the Company has adopted the policies and procedures set forth herein. The policies and procedures set forth herein are intended to articulate the Company's policies, educate its employees about the issues and the Company's policies, establish procedures for complying with those policies, monitor compliance with such policies and procedures, and ensure, to the extent feasible, that the Company satisfies its obligations in this area. By doing so, the Company hopes that the highest ethical standards are maintained and that the reputation of the Company is sustained.



I.       BACKGROUND
                               A. INSIDER TRADING


                           It is unlawful to engage in "insider trading." This
                  means, in general, that no "insider" may (i) purchase or sell a security on the basis of material, nonpublic information, or
                  (ii) communicate material, nonpublic information to another where the communication leads to, or is intended to lead to, a purchase or sale of securities. Insider trading prohibitions extend to the activities of each employee






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                  of the Company. Because the Company does not have an
                  investment banking division or affiliate it is anticipated that such employees will not routinely receive "inside information" except insofar as they may have material nonpublic information about a publicly traded closed-end investment company for which the Company serves as investment advisor. However, to educate the Company's employees, more information describing "insider trading" and the penalties for such trading are set forth below. Compliance procedures regarding the use of inside information by the Company's employees are also described just in case an employee of the Company receives inside information.

                                B. OTHER CONFIDENTIAL INFORMATION

                           Certain information obtained by the Company that does
                  not constitute "inside" information still constitutes confidential information that must be protected by the Company and its employees. Compliance procedures regarding the use and treatment of that confidential information are set forth below.

                                C. CONFLICTS OF INTEREST

                           As a fiduciary to the Company's clients, each
                  employee of the Company must avoid actual and apparent conflicts of interest with the Company's clients. Such conflicts of interest could arise if securities are bought or sold for personal accounts in a manner that would significantly compete with the purchase or sale of securities for clients or if securities are bought or sold for client accounts in a manner that is advantageous to such personal accounts. More information describing such conflicts of interest and the compliance procedures for avoiding such conflicts of interest are set forth below.



II.      INSIDER TRADING
                                A. INSIDER TRADING DEFINED

                           The term "insider trading" is generally used to refer
                  to (i) a person's use of material, nonpublic information in connection with transactions in securities, and (ii) certain communications of material, nonpublic information.

                  The laws concerning insider trading generally prohibit:

                  o The purchase or sale of securities by an insider, on the basis of material, nonpublic information;

                  o The purchase or sale of securities by a non-insider, on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider's duty to keep the information confidential or was misappropriated; or


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                  o   The communication of material, nonpublic information in
                      violation of a confidentiality obligation where the information leads to a purchase or sale of securities.






                           (1) WHO IS AN INSIDER? THE CONCEPT OF "INSIDER" IS
                  BROAD. IT INCLUDES THE OFFICERS, DIRECTORS, EMPLOYEES AND MAJORITY SHAREHOLDERS OF A COMPANY. IN ADDITION, A PERSON CAN BE CONSIDERED A "TEMPORARY INSIDER" OF A COMPANY IF HE OR SHE ENTERS INTO A CONFIDENTIAL RELATIONSHIP IN THE CONDUCT OF THE COMPANY'S AFFAIRS AND, AS A RESULT, IS GIVEN ACCESS TO COMPANY INFORMATION THAT IS INTENDED TO BE USED SOLELY FOR COMPANY PURPOSES. A TEMPORARY INSIDER CAN INCLUDE, AMONG OTHERS, A COMPANY'S ATTORNEYS, ACCOUNTANTS, CONSULTANTS, INVESTMENT BANKERS, COMMERCIAL BANKERS AND THE EMPLOYEES OF SUCH ORGANIZATIONS. IN ORDER FOR A PERSON TO BE CONSIDERED A TEMPORARY INSIDER OF A PARTICULAR COMPANY, THE COMPANY MUST EXPECT THAT THE PERSON RECEIVING THE INFORMATION KEEP THE INFORMATION CONFIDENTIAL AND THE RELATIONSHIP BETWEEN THE COMPANY AND THE PERSON MUST AT LEAST IMPLY SUCH A DUTY. ANALYSTS ARE USUALLY NOT CONSIDERED INSIDERS OF THE COMPANIES THAT THEY FOLLOW, ALTHOUGH IF AN ANALYST IS GIVEN CONFIDENTIAL INFORMATION BY A COMPANY'S REPRESENTATIVE IN A MANNER IN WHICH THE ANALYST KNOWS OR SHOULD KNOW TO BE A BREACH OF THAT REPRESENTATIVE'S DUTIES TO THE COMPANY, THE ANALYST MAY BECOME A TEMPORARY INSIDER.

                           (2) WHAT IS MATERIAL INFORMATION? TRADING ON INSIDE
                  INFORMATION IS NOT A BASIS FOR LIABILITY UNLESS THE INFORMATION IS "MATERIAL." "MATERIAL" INFORMATION IS GENERALLY DEFINED AS INFORMATION THAT A REASONABLE INVESTOR WOULD LIKELY CONSIDER IMPORTANT IN MAKING HIS OR HER INVESTMENT DECISION, OR INFORMATION THAT IS REASONABLY CERTAIN TO HAVE A SUBSTANTIAL EFFECT ON THE PRICE OF A COMPANY'S SECURITIES. INFORMATION THAT SHOULD BE CONSIDERED MATERIAL INCLUDES, BUT IS NOT LIMITED TO: DIVIDEND CHANGES, EARNINGS ESTIMATES, CHANGES IN PREVIOUSLY RELEASED EARNINGS ESTIMATES, SIGNIFICANT MERGER OR ACQUISITION PROPOSALS OR AGREEMENTS, MAJOR LITIGATION, LIQUIDITY PROBLEMS AND EXTRAORDINARY MANAGEMENT DEVELOPMENTS. MATERIAL INFORMATION DOES NOT HAVE TO RELATE TO A COMPANY'S BUSINESS; IT CAN BE SIGNIFICANT (BUT AS YET NOT WIDELY KNOWN) MARKET INFORMATION. FOR EXAMPLE, A REPORTER FOR THE WALL STREET JOURNAL WAS FOUND CRIMINALLY LIABLE FOR DISCLOSING TO OTHERS THE DATES ON WHICH REPORTS ON VARIOUS COMPANIES WOULD APPEAR IN THE WALL STREET JOURNAL AND WHETHER OR NOT THOSE REPORTS WOULD BE FAVORABLE.

                           3) WHAT IS NONPUBLIC INFORMATION? INFORMATION IS
                  NONPUBLIC UNLESS IT HAS BEEN EFFECTIVELY COMMUNICATED TO THE MARKET PLACE. FOR INFORMATION TO BE CONSIDERED PUBLIC, ONE MUST BE ABLE TO POINT TO SOME FACT TO SHOW THAT THE INFORMATION HAS BEEN GENERALLY DISSEMINATED TO THE




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                  PUBLIC. FOR EXAMPLE, INFORMATION FOUND IN A REPORT FILED WITH
                  THE SEC OR APPEARING IN DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL OR ANOTHER PUBLICATION OF GENERAL CIRCULATION IS CONSIDERED PUBLIC. MARKET RUMORS ARE NOT CONSIDERED PUBLIC INFORMATION.

                           (4) NOT CERTAIN IF YOU HAVE "INSIDE" INFORMATION? IF
                  YOU HAVE ANY DOUBTS ABOUT WHETHER YOU ARE IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION, CONSULT WITH THE COMPANY'S COMPLIANCE OFFICER.








                                B. PENALTIES FOR INSIDER TRADING.

                           Penalties for trading on or communicating material,
                  nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties include:

                  o   Administrative penalties;

                  o   Civil injunctions;

                  o   Disgorgement of profits;

                  o   Jail sentences;

                           Fines for the person who committed the violation of
                  up to three times the profit gained or loss avoided (per violation, or illegal trade), whether or not the person actually benefited from the violation; and fines for the employer or other controlling person of the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation, or illegal trade).

                           In addition, any violation of the procedures set
                  forth in this Code of Ethics can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.



                                C. POLICY STATEMENT REGARDING INSIDER TRADING.

                           The Company expects that each of its employees will
                  obey the law and not trade on the basis of material, nonpublic information. In addition, the Company discourages its employees from seeking or knowingly obtaining material



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                  nonpublic information. The Company requires approval for each of its resident Managing Directors, officers and employees to serve as an officer or director of a company having Publicly-Traded Securities.



                                D. PROCEDURES TO PREVENT INSIDER TRADING.

                           As indicated above, because the Company does not have
                  an investment banking division or affiliate and because the Company prohibits its resident Managing Directors, officers and employees from serving as an officer or director of a company having Publicly-Traded Securities, the Company does not anticipate its resident Managing Directors, officers, portfolio managers and employees routinely being in receipt of material, nonpublic information except with respect to closed-end investment companies advised by the Company. However, Company employees may from time to time receive such information. If any such person receives any information which may constitute such material, nonpublic information, such person (i) should not buy or sell any securities (including options or other securities convertible into or exchangeable for such securities) for a personal account or a client account, (ii) should not communicate such information to any other person (other than the Compliance Department), and (iii) should discuss promptly such information with the Compliance Department. The Compliance Department is defined as the Compliance Officer, the Compliance Manager, and any other person specifically assigned to undertake Compliance Department tasks by the Compliance Officer. Under no circumstances should such information be shared with any persons not employed by the Company, including family members and friends. It is recommended that each employee contacting an issuer or analyst (i) identify himself as associated with the Company, (ii) identify the Company as an investment management firm, and, (iii) after the conversation, make a memorandum memorializing the conversation with the issuer or analyst (including the beginning of the conversation where the employee identified himself as associated with the Company).


III.     OTHER CONFIDENTIAL INFORMATION
                                A. CONFIDENTIAL INFORMATION DEFINED.

                           As noted above, even if the Company and its employees
                  do not receive material, nonpublic information (i.e., "inside" information), the Company or its employees may receive other confidential or sensitive information from or about the Company's parent holding company and the Company's clients, and the Company's employees may receive confidential or sensitive information about the Company's affairs. Such confidential or sensitive information may include, among other things:




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                  o   The name of the client. The Company is obligated by law
                      not to divulge or use its clients' names without their consent.

                  o Financial or other information about the client, such as the client's financial condition or the specific securities held in a specific client's portfolio.

                  o The names of the securities on the Company's various buy and sell lists.

                  o The name of any security under consideration for placement on any buy or sell list.

                  o Any information privately given to an employee, that if publicly known, would be likely to (i) affect the price of any security in the portfolio of any client of the Company, and/or (ii) embarrass or harm the client or the Company, or any of the Company's affiliates.

                           Given the breadth of the above, all information that
                  an employee obtains through his or her association with the Company should be considered confidential unless that information is specifically available to the public.



                  B. POLICY STATEMENT REGARDING USE AND TREATMENT OF
                     CONFIDENTIAL INFORMATION.

                           All confidential information, whatever the source,
                  may be used only in the discharge of the employee's duties with the Company. Confidential information may not be used for any personal purpose, including the purchase or sale of securities for a personal account.



                  C. PROCEDURES REGARDING USE AND TREATMENT OF CONFIDENTIAL
                     INFORMATION.

                           The Company encourages each of its employees to be
                  aware of, and sensitive to, such employee's treatment of confidential information. Each employee is encouraged not to discuss such information unless necessary as part of his or her duties and responsibilities with the Company, not to store confidential information in plain view in public areas of the Company's facilities where anyone entering the room may see it, and to remove confidential information from conference rooms, reception areas or other areas where third parties may inadvertently see it. Particular care should be exercised if confidential information must be discussed in public places, such as elevators, taxicabs, trains or airplanes, where such information may be overheard. Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not an employee of the Company.




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IV.      UNLAWFUL ACTIONS
                  The Rule prohibits fraudulent activities by affiliated persons of the Trust or Fund Organization. Specifically, it is unlawful for any of these persons from engaging in any of the activities below and this Code of Ethics is designed to reasonably prevent any Employee (defined below) to engage in such conduct. Prohibited activities/conduct:

         (a)      to employ any device, scheme or artifice to defraud a Fund;

         (b) to make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

         (c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

         (d)      to engage in any manipulative practice with respect to a Fund.

V.       CONFLICTS OF INTEREST INVOLVING PERSONAL SECURITIES ACCOUNTS
         A.       FIDUCIARY DUTY TO AVOID CONFLICTS OF INTEREST BETWEEN CLIENT
                              ACCOUNTS AND PERSONAL ACCOUNTS.

                           As noted above, because the Company and each of its
                  officers, directors, and employees is a fiduciary to the Company's clients, the Company and such persons must avoid actual and apparent conflicts of interest with the Company's clients. In any situation where the potential for conflict exists, the client's interest must take precedence over personal interests. This includes situations where a client may be eligible for a "limited availability" investment opportunity offered to an employee. Employees are not to make a trade if the employee has reason to believe that a reasonable person may believe that the trade should first be offered to the Company's clients. However, the Company recognizes that there may be situations in which investment in securities with an apparent conflict of interest does not raise the type of conflict that these rules are designed to address. If there is any doubt, resolve the matter in the client's favor and confer with the Compliance Department.

                           If both an officer, resident Managing Director or
                  employee of the Company and a client of the Company are engaging in transactions involving a Publicly-Traded Security (defined below) or a "Company Name" (defined below), an actual or apparent conflict of interest could arise. In those cases, transactions for client accounts must take precedence over transactions for Personal Accounts (as hereinafter defined) and personal transactions that create an actual or apparent conflict must be avoided.

                                B. KEY DEFINITIONS.

                  (1) PERSONAL ACCOUNT. THE "PERSONAL ACCOUNT" OF AN EMPLOYEE OF
                      THE COMPANY SHALL INCLUDE EACH AND EVERY ACCOUNT (OTHER THAN AN ACCOUNT FOR







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                      THE BENEFIT OF ANY OF THE COMPANY'S CLIENTS) FOR WHICH
                      SUCH EMPLOYEE INFLUENCES OR CONTROLS INVESTMENT DECISIONS. PERSONAL ACCOUNT INCLUDES SELF-DIRECTED RETIREMENT AND EMPLOYER BENEFIT ACCOUNTS. AN ACCOUNT FOR THE BENEFIT OF ANY OF THE FOLLOWING WILL BE PRESUMED TO BE A "PERSONAL ACCOUNT" UNLESS THE COMPANY AGREES IN WRITING WITH THE EMPLOYEE OTHERWISE:

                      o An employee (Regular full-time and Regular part-time).

                      o       The spouse or domestic partner of an employee.

                      o Any child under the age of 22 of an employee, whether or not residing with the employee.

                      o Any other dependent of an employee residing in the same household with the employee.

                      o Any other account in which an employee has a beneficial interest. For example, an account for a trust, estate, partnership or closely held corporation in which the employee has a beneficial interest.

                           EXEMPTION. If an employee certifies in writing to the
                  Compliance Officer (or, in the case of the Compliance Officer, to a resident Managing Director) that (i) the certifying employee does not influence the investment decisions for any specified account of such spouse, domestic partners, child or dependent person, and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying employee has provided, the Compliance Officer (or resident Managing Director) may, in his or her discretion, determine that such an account is not an employee's "personal account."

                  (2) Employee. The term "employee" as used in these Procedures includes all officers, resident Managing Directors and Regular full-time and Regular part-time employees of the Company as well as spouses, domestic partners and dependents. "Employee" does not include long-term temporaries, on-site consultants or non-resident Managing Directors. "Non-resident Managing Director" means any director of the Company who (a) is not an officer, employee or shareholder of the Company, (b) does not maintain a business address at the Company and (c) does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of securities by the Company, information regarding recommendations concerning the purchase or sale of securities by the Company or information regarding securities being considered for purchase or sale by the Company.


                           (3) REPORTABLE SECURITIES. "REPORTABLE SECURITIES"
                  ARE THOSE SECURITIES FOR WHICH QUARTERLY TRANSACTIONS REPORTS MUST BE FILED. REPORTABLE SECURITIES INCLUDE ANY (A) EQUITY OR DEBT INSTRUMENT TRADED ON AN EXCHANGE, THROUGH





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                  NASDAQ OR THROUGH THE "PINK SHEETS," OVER-THE-COUNTER OR ON
                  ANY PUBLIC MARKET, (B) OPTIONS TO PURCHASE OR SELL SUCH EQUITY OR DEBT INSTRUMENT, (C) WARRANTS AND RIGHTS WITH RESPECT TO SUCH SECURITIES, (D) MUNICIPAL BONDS, (E) INDEX STOCK OR BOND GROUP OPTIONS THAT INCLUDE SUCH EQUITY OR DEBT INSTRUMENT, (F) FUTURES CONTRACTS ON STOCK OR BOND GROUPS THAT INCLUDE SUCH EQUITY OR DEBT INSTRUMENT, AND (G) ANY OPTION ON SUCH FUTURES CONTRACTS; PROVIDED THAT REPORTABLE SECURITIES SHALL NOT INCLUDE (1) EQUITY SECURITIES ISSUED BY MUTUAL FUNDS (NOTE:
                  MUTUAL FUNDS INCLUDE PIC-ADVISED MUTUAL FUNDS, BUT DO NOT INCLUDE CLOSED END FUNDS), AND (2) CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER AND OTHER HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, U.S. TREASURY BILLS AND OTHER U.S. GOVERNMENT-ISSUED DEBT INSTRUMENTS.

                           (4) PRE-CLEARANCE SECURITIES. "PRE-CLEARANCE
                  SECURITIES" ARE THOSE SECURITIES -- CHIEFLY EQUITY SECURITIES -- WHICH MUST BE PRE-APPROVED BY THE TRADING DESK PRIOR TO BEING TRADED. PRE-CLEARANCE SECURITIES INCLUDE ALL PUBLICLY TRADED EQUITY SECURITIES (INCLUDING OPTIONS, WARRANTS, RIGHTS AND UNREGISTERED INTERESTS IN PUBLICLY TRADED SECURITIES INDEX OPTIONS AND MARKET DERIVATIVES); ALL FIXED INCOME SECURITIES OF THE TYPE ELIGIBLE FOR INVESTMENT BY PIC CLIENTS. PRE-CLEARANCE SECURITIES DO NOT INCLUDE MUTUAL FUND SHARES (INCLUDING PIC-ADVISED MUTUAL FUNDS), U.S. GOVERNMENT SECURITIES, OR MUNICIPAL SECURITIES. [BUT NOTE, MUNICIPAL SECURITIES TRANSACTIONS MUST STILL BE REPORTED ON A QUARTERLY BASIS.] ALL EMPLOYEES WHO HAVE SELF-DIRECTED PIC 401K PLANS MUST FOLLOW THE PROCEDURE FOR OBTAINING PRE-AUTHORIZATION FOR ALL TRADING DONE IN THEIR ACCOUNTS. IT IS NOT NECESSARY FOR THE COMPLIANCE DEPARTMENT TO RECEIVE DUPLICATE STATEMENTS FOR THESE ACCOUNTS. IT IS NOT NECESSARY TO SEEK PRE-APPROVAL FROM THE TRADING DEPARTMENT FOR COMMODITIES TRADING.

                           (5) COMPANY NAMES. "COMPANY NAMES" [OR "PIC NAMES"]
                  INCLUDE THOSE SECURITIES AND OPTIONS, WARRANTS, RIGHTS OR OTHER SECURITIES RELATED TO SUCH PUBLICLY TRADED SECURITIES THAT ARE ON THE VARIOUS BUY AND SELL LISTS. COMPANY NAMES ALSO INCLUDE THE FOLLOWING SECURITIES SPECIFICALLY: OLD MUTUAL STOCK AND OPTIONS, CLOSED-END INVESTMENT COMPANIES ADVISED BY THE COMPANY. A LIST OF COMPANY NAMES IS AVAILABLE IN THE RESEARCH LIBRARY. IN ORDER TO FIND OUT IF A STOCK IS A COMPANY NAME, THE COMPLIANCE DEPARTMENT SHOULD BE CONTACTED. IF AN EMPLOYEE OF PIC CURRENTLY OWNS STOCK THAT IS ADDED TO THE BUY LIST AT SOME POINT IN THE FUTURE, THE EMPLOYEE MUST DISCLOSE THIS INFORMATION IN WRITING TO THE COMPLIANCE DEPT. AND TO THE RESPECTIVE INVESTMENT COMMITTEE. THIS ONLY APPLIES TO EMPLOYEES WHO ARE CONSIDERED "ACCESS" OR "CONTROL" PERSONS OF THE FIRM. "ACCESS" OR "CONTROL" PERSONS ARE THOSE PIC EMPLOYEES WHO ARE MANAGING DIRECTORS, PORTFOLIO MANAGERS, PORTFOLIO ASSISTANTS, RESEARCH ANALYSTS, RESEARCH ASSISTANTS, OR ANY PERSON WHO WORKS IN THE RESEARCH LIBRARY. "ACCESS" OR "CONTROL" PERSONS DOES NOT INCLUDE ANY NON-RESIDENT MANAGING DIRECTOR. THE EMPLOYEE IS SUBJECT TO THE 60 DAY HOLDING PERIOD RESTRICTION EFFECTIVE THE DAY THE STOCK IS ADDED TO THE PIC BUY LIST.




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                  C. POLICY STATEMENT REGARDING TRADING FOR PERSONAL ACCOUNTS.

                           The Company does not wish to prohibit or even
                  discourage responsible personal investing by its employees. The Company believes that personal investing can sharpen the investment acumen of employees to the ultimate benefit of clients. However, the Company recognizes that the personal investment transactions of its employees demand the application of a strict code of ethics and must be appropriately circumscribed so as to not create a high level of distraction. The Company requires that all personal investment transactions be carried out in a manner that does not endanger the interest of any client or create any apparent or actual conflict of interest between the Company or the employee, on the one hand, and the client, on the other hand. At the same time, the Company believes that if investment goals are similar for clients and employees, it is logical and even desirable that there be common ownership of some securities. As well, the Company recognizes that there may be occasions when investment in securities which appear to raise a conflict of interest do not raise the type of conflict that these rules are designed to address. Therefore, the Company has adopted the procedures set forth below.



                  D. PROCEDURES REGARDING TRADING FOR PERSONAL ACCOUNTS.

                           (1) TRADING PROCEDURES. THE FOLLOWING PROCEDURES MUST
                  BE FOLLOWED BY ALL EMPLOYEES OF THE COMPANY BEFORE BUYING OR SELLING SECURITIES FOR A PERSONAL ACCOUNT.

                  (I) CONFIRM THAT THE EMPLOYEE IS NOT IN RECEIPT OF INSIDE INFORMATION.

                           Each employee wishing to buy or sell a security for a Personal Account should first confirm that he or she is not in receipt of any material, nonpublic information (i.e., "inside information") that would affect the price of that security.

                  (ii) Confirm that the trade is not an opportunity that should be offered to Company Clients.

                           Employees are not to make a trade if the employee has reason to believe that the trade should first be offered to the Company's clients, such as the situation where a client may be eligible for a "limited availability" investment opportunity offered to an employee. If you have any doubt, resolve the matter in the client's favor and confer with the Compliance Department.



                   (III)SEEK PRE-APPROVAL OF ALL TRADES MADE IN "PRE-CLEARANCE
                        SECURITIES," INCLUDING "COMPANY NAMES."



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                           An employee wishing to buy or sell any publicly
                           traded equity security or fixed income security that is eligible for client investment (see definition above) for any Personal Account shall request approval to buy or sell such Security by completing and submitting to the Trading Desk an "Intention to Execute Employee Personal Trades" form (a sample form is attached). Employees will no longer be permitted to call into the Trading Desk for pre-approval of Personal Trading Transactions. All employees are required to complete the "Intention to Trade Form/Employee Personal Trades" and hand carry the form into the Trading Department for approval. Please be certain that the top portion of the form is completed (stock price is not necessary) before it is submitted to Trading. In return, the VP in Trading will execute the bottom copy of the form and return it to you to retain for the quarterly reporting.

                           If you are traveling, you must have your assistant complete the top portion of the form and hand carry it to the Trading Department for approval. From that point, the above procedure will apply.

                                (IV)NO OPEN ORDERS FOR CLIENTS.

                           PRIOR TO APPROVING ALL PERSONAL TRADING TRANSACTIONS, THE AUTHORIZED VP OF TRADING WILL CONDUCT A SEARCH OF
                           ALL PORTFOLIOS TO SEE IF THE STOCK IS A COMPANY NAME.
                            EVEN IF THE STOCK IS HELD IN ONLY 1 PORTFOLIO, THE
                           STOCK WILL BE TREATED AS A COMPANY NAME. HOWEVER, IF
                            IT IS DETERMINED BY THE COMPLIANCE DEPARTMENT THAT
                            THE STOCK HELD IN SUCH PORTFOLIO IS "RESTRICTED" OR
                              "FROZEN", THE COMPLIANCE DEPARTMENT MAY MAKE AN
                           EXCEPTION AND TREAT THE STOCK AS A NON-PIC NAME. ONCE
                              THE AUTHORIZED VP OF TRADING HAS COMPLETED THIS
                           SEARCH, THEY WILL BE RESPONSIBLE FOR PRINTING AN OPEN
                            BLOTTER TO VERIFY THAT THERE ARE NO OPEN ORDERS ON
                            THE DESK AT THE TIME WHICH THE TRADE WAS SUBMITTED. IF THERE ARE NO OPEN ORDERS TO BUY OR SELL THE SAME
                            SECURITY AT THE TIME THE TRADE WAS SUBMITTED , THE
                               APPROVAL WILL BE GIVEN. A REQUEST TO TRADE A
                           PRE-CLEARANCE SECURITY WILL BE APPROVED AUTOMATICALLY
                                  IF THE SECURITY IS NOT A COMPANY NAME.

                       (v) Prompt Execution; No Limit Orders; No Option Writing.

                          All approved trades must be executed promptly. For
                           Pre-Clearance Securities that are Company Names, this means before the close of business on the day the approval is given. For Pre-Clearance Securities that are not Company Names, this means before the close of trading on the third business day after the day approval is given. If the trade is not executed promptly within these limits, another "Intention To Execute Employee Personal Trades" form must be submitted. No Pre-Clearance Security may be the subject of an open limit order or stop loss order that continues in effect beyond the limited execution periods specified above. Employees may not write options, or do shorts or covers on a Pre-Clearance Security that is a Company Name.

                         (vi) Contrary Positions: Trading in the Opposite
                              Direction from Clients.

                           Trades for Personal Accounts should be consistent with recent trades that the Company has placed in the same security on behalf of clients. Therefore, an employee generally should not take a position in a Company Name contrary to the position taken by the Company for its clients. A trade that is not consistent with client activity should be based on specific need and should be accomplished in a manner that will likely have no material impact on the market price of the Company Name because of the size of the proposed trade, the daily trading volume of the Company Name, or other factors. If a trade is a contrary trade, that fact should be noted on the "Intention To Execute Employee Personal Trades" form. Contrary positions will be allowed if they are taken to met a personal financial necessity (please specify the necessity). Contrary positions will not be allowed to facilitate an investment strategy decision or strictly for financial gain. Gains taken for tax benefit will not be permitted. However, contrary positions will be allowed if the position is liquidated at a loss regardless of whether the position was held for 60 days or less.

                           (2) PROHIBITION ON NEW ISSUE PURCHASES. EMPLOYEES ARE
                  PROHIBITED FROM BUYING NEW ISSUES (INITIAL OR SECONDARY, "HOT" OR NOT). NOTE: THIS PROHIBITION DOES NOT APPLY TO FIXED INCOME SECURITIES SUCH AS MUNICIPAL BONDS. NEW ISSUES MAY BE PURCHASED ON THE SECOND BUSINESS DAY AFTER THEY BEGIN TRADING IN THE SECONDARY MARKET. SHOULD ANY PERSON PARTICIPATE IN A NEW ISSUE THROUGH A SEPARATE INVESTMENT VEHICLE (I.E., THE PERSON OWNS AN INTEREST IN A LIMITED PARTNERSHIP THAT PURCHASES NEW ISSUES), THE PERSON SHALL NOTIFY THE DIRECTOR OF COMPLIANCE OF THAT VEHICLE'S PURCHASE OF A NEW ISSUE IMMEDIATELY UPON BECOMING AWARE OF ITS PURCHASE.

                           (3) RESTRICTIONS ON THE ACQUISITION OF PRIVATE
                  PLACEMENTS. EMPLOYEES WHO PURCHASE PRIVATE PLACEMENTS (I.E., RESTRICTED OR UNREGISTERED SECURITIES) MAY DO SO SUBJECT TO THE FOLLOWING RESTRICTIONS. THE PRIVATE PLACEMENT MUST BE APPROVED IN ADVANCE BY THE COMPLIANCE OFFICER - FOR ANY PERSON INVOLVED IN MAKING INVESTMENT RECOMMENDATIONS FOR THE COMPANY. THE INVESTMENT WILL BE DISALLOWED IF IT REPRESENTS A PRESENT OR FUTURE CONFLICT FOR THE COMPANY. THE PRIVATE PLACEMENT MUST BE ACQUIRED ON TERMS THAT ARE SIMILAR TO THE TERMS OFFERED TO OTHER PRIVATE INVESTORS. IF THE ACQUIRING EMPLOYEE HAS ANY SPECIFIC KNOWLEDGE OF AN IMMINENT PUBLIC OFFERING OR HAS ANY OTHER MATERIAL NONPUBLIC INFORMATION ABOUT THE ISSUER THAT IS NOT AVAILABLE TO OTHER SIMILARLY SITUATED PRIVATE INVESTORS, THE PRIVATE PLACEMENT SHOULD NOT BE ACQUIRED. ANY EMPLOYEE WISHING TO DISPOSE OF A PRIVATE PLACEMENT THAT HAS SUBSEQUENTLY BECOME REGISTERED OR CONVERTED INTO A FREELY TRADABLE SECURITY MUST ALSO OBTAIN PRIOR APPROVAL FROM THE COMPLIANCE DEPARTMENT. ANY EMPLOYEE OWNING A PRIVATE PLACEMENT IS PROHIBITED FROM CONTRIBUTING ANALYSIS OR RECOMMENDATIONS REGARDING SUCH SECURITY OR ITS ISSUER TO THE COMPANY'S INVESTMENT COMMITTEE. PRIVATE

                  PLACEMENTS INCLUDE INVESTMENTS IN PRIVATE INVESTMENT PARTNERSHIPS, BUT DO NOT INCLUDE THE PORTFOLIO SECURITIES OF SUCH PARTNERSHIPS (FOR EXAMPLE, A DISTRIBUTION FROM A VENTURE CAPITAL PARTNERSHIP OF A STOCK THAT HAS GONE PUBLIC CAN BE SOLD IMMEDIATELY).

                           (4) BAN ON SHORT-TERM TRADING PROFITS.
                           EMPLOYEES ARE EXPECTED TO REFRAIN FROM TRADING FOR
                  SHORT TERM PROFITS. TO DISCOURAGE SUCH TRADING, ALL PROFITS REALIZED FROM COMPANY NAMES, WITHIN A PERIOD OF SIXTY (60) DAYS FROM THE DATE OF THE EMPLOYEE'S MOST RECENT OPENING TRANSACTION IN THAT SECURITY (E.G., THE MOST RECENT ACQUISITION IN THE CASE OF A SALE, THE OPENING OF A SHORT POSITION IN THE CASE OF A COVER TRANSACTION), SHALL BE DISGORGED TO THE COMPANY OR TO A CHARITABLE ORGANIZATION AT THE COMPANY'S DIRECTION. IF THE POSITION IS BEING SOLD AT A LOSS, THE 60 DAY HOLDING PERIOD WILL BE WAIVED. DAY TRADING (BUYING AND SELLING IN THE SAME SECURITY ON THE SAME BUSINESS
                  DAY) ON PIC NAMES AND NON-PIC NAMES IS STRICTLY PROHIBITED.

                           (5) EXCEPTIONS AND WAIVERS.
                  In appropriate circumstances (e.g., financial need, extreme market conditions, unexpected corporate developments, discovery of inadvertent violation), the Compliance Department may grant an exception or waiver to permit specifically requested trading. A memorandum describing the scope of circumstances of any such waiver/exception shall be created and maintained in the employee's files and part of the Company's books and records.

                           (6) REPORTS OF PERSONAL TRANSACTIONS AND SECURITIES
                               OWNERSHIP.

                           (I) SUBMISSION OF REPORTS. IN ORDER FOR THE COMPANY
                            TO MONITOR COMPLIANCE WITH ITS INSIDER TRADING AND CONFLICT OF INTEREST POLICIES AND PROCEDURES, EACH EMPLOYEE AND NON-RESIDENT MANAGING DIRECTOR OF THE
                                          COMPANY SHALL SUBMIT:

                           A. A SIGNED "QUARTERLY PERSONAL TRANSACTION REPORT"
                             (A FORM OF WHICH IS ATTACHED) FOR ALL TRADES IN
                                 REPORTABLE SECURITIES IN EACH OF HIS OR
                                         HER PERSONAL ACCOUNTS.
                                   THE REPORT SHALL BE SUBMITTED TO THE
                                      COMPLIANCE DEPARTMENT WITHIN
                               TEN (10) CALENDAR DAYS FOLLOWING THE END OF
                                     EACH CALENDAR QUARTER REGARDLESS
                                OF WHETHER ANY TRADING ACTIVITY TOOK PLACE
                               IN THAT ACCOUNT DURING THE QUARTER AND SHALL
                                 INCLUDE THE DATE OF THE TRANSACTION, THE
                               TITLE OF THE SECURITY, THE INTEREST RATE AND
                               MATURITY DATE (IF APPLICABLE), THE NUMBER OF
                           SHARES OF EACH COVERED SECURITY INVOLVED, THE NATURE OF THE TRANSACTION (I.E. PURCHASE, SALE), THE PRICE
                           OF THE COVERED SECURITY AT WHICH THE TRANSACTION WAS
                                 EFFECTED, THE NAME OF THE BROKER, DEALER
                                    OR BANK WITH OR THROUGH WHICH THE
                                  TRANSACTION WAS EFFECTED, AND THE DATE
                                   THAT THE REPORT IS SUBMITTED BY THE
                                              EMPLOYEE; AND
                            B. A SIGNED "INITIAL HOLDINGS REPORT" (A FORM OF
                              WHICH IS ATTACHED) FOR ALL SECURITIES IN EACH OF
                                    HIS OR HER PERSONAL ACCOUNTS. THE

                           REPORT SHALL BE SUBMITTED TO THE COMPLIANCE
                        DEPARTMENT WITHIN TEN (10) CALENDAR DAYS FOLLOWING
                               THE FIRST DAY OF EMPLOYMENT WITH THE
                              COMPANY, AND SHALL INCLUDE THE TITLE,
                           NUMBER OF SHARES OF EACH COVERED SECURITY IN
                               WHICH THE EMPLOYEE HAD ANY DIRECT OR
                              INDIRECT BENEFICIAL OWNERSHIP WHEN THE
                            PERSON BECAME AN EMPLOYEE, THE NAME OF ANY
                              BROKER, DEALER, OR BANK WITH WHOM THE
                                EMPLOYEE MAINTAINED AN ACCOUNT IN
                              WHICH ANY SECURITIES WERE HELD FOR THE
                            DIRECT OR INDIRECT BENEFIT OF THE EMPLOYEE
                               AS OF THE DATE THE PERSON BECAME AN
                                 EMPLOYEE, AND THE DATE THAT THE
                             REPORT IS SUBMITTED BY THE EMPLOYEE; AND
                           C. A SIGNED "ANNUAL HOLDINGS REPORT" (A FORM
                                  OF WHICH IS ATTACHED) FOR ALL
                            SECURITIES IN EACH OF HIS OR HER PERSONAL
                                  ACCOUNTS. THE REPORT SHALL BE
                              SUBMITTED TO THE COMPLIANCE DEPARTMENT
                             WITHIN TEN (10) CALENDAR DAYS FOLLOWING
                             THE END OF THE ANNUAL PERIOD. THE REPORT
                                SHALL INCLUDE THE TITLE, NUMBER OF
                                SHARES OF EACH COVERED SECURITY IN
                               WHICH THE EMPLOYEE HAD ANY DIRECT OR
                            INDIRECT BENEFICIAL OWNERSHIP, THE NAME OF
                             THE BROKER, DEALER OR BANK WITH WHOM THE
                            EMPLOYEE MAINTAINS AN ACCOUNT IN WHICH ANY
                              SECURITIES ARE HELD FOR THE DIRECT OR
                            INDIRECT BENEFIT OF THE EMPLOYEE, AND THE
                                       DATE THAT THE REPORT
                                  IS SUBMITTED BY THE EMPLOYEE.

                  INSTEAD AND IN LIEU OF THE REPORTS CALLED FOR BY
                  THIS SECTION V.C(6), AN EMPLOYEE OR NON-RESIDENT
                 MANAGING DIRECTOR MAY DIRECT HIS OR HER BROKERS TO
                                PROVIDE THE COMPANY
                     WITH COPIES OF ALL TRADE CONFIRMATIONS AND
                          ACCOUNT STATEMENTS IN HIS OR HER
                                PERSONAL ACCOUNTS.

                  IF THE TENTH DAY IS NOT A WORK-DAY, THEN THE REPORT
                     MUST BE SUBMITTED EARLIER. THE EMPLOYEE OR THE
                     NON-RESIDENT MANAGING DIRECTOR SHOULD SIGN AND
                                   SUBMIT THE REPORT
                     CERTIFYING THE COMPLETENESS OF THE INFORMATION
                        INCLUDED THEREIN AND CERTIFYING CERTAIN
                           OTHER MATTERS. THE REPORTS CONTAIN
                               IMPORTANT ACKNOWLEDGMENTS.

                   (II) REVIEW AND RETENTION OF REPORTS. THE COMPLIANCE
                          DEPARTMENT SHALL PROMPTLY REVIEW EACH
                          QUARTERLY INITIAL AND ANNUAL PERSONAL
                         TRANSACTION REPORTS WITH RESPECT TO THE
                     QUARTERLY REPORT, THE COMPLIANCE DEPARTMENT WILL
                    COMPARE THE TRANSACTIONS REPORTED IN PRE-CLEARANCE
                    SECURITIES AND COMPANY NAMES AGAINST THE LISTS OF
                                  COMPANY NAMES AND THE
                    PRE-CLEARANCE FORMS THAT WERE PREPARED DURING THE
                    QUARTER TO DETERMINE WHETHER ANY VIOLATIONS OF THE
                    COMPANY'S POLICIES OR OF THE APPLICABLE SECURITIES
                                     LAWS TOOK PLACE.
                      IF THE COMPLIANCE DEPARTMENT IS AWARE THAT ANY
                    INDIVIDUAL'S QUARTERLY INITIAL AND ANNUAL PERSONAL
                     TRANSACTION REPORT FAILS TO CONTAIN ALL REQUIRED
                                     INFORMATION, THE
                       COMPLIANCE DEPARTMENT SHALL PROMPTLY CONTACT
                          SUCH INDIVIDUAL TO OBTAIN THE MISSING
                          INFORMATION. THE COMPANY SHALL RETAIN
                        ALL QUARTERLY INITIAL AND ANNUAL PERSONAL
                            TRANSACTION REPORTS AS PART OF THE
                                BOOKS AND RECORDS REQUIRED
                                          BY THE

               ADVISERS ACT AND THE RULES PROMULGATED THEREUNDER.

                  (III)ANNUAL ACKNOWLEDGMENT OF PROCEDURES. EACH
                EMPLOYEE AND NON-RESIDENT MANAGING DIRECTOR SHALL
                SUBMIT AN ANNUAL ACKNOWLEDGMENT THAT THE EMPLOYEE
                               HAS RECEIVED A COPY
                     OF THE CURRENT VERSION OF THIS PERSONAL
               TRADING/CONFIDENTIAL INFORMATION POLICY STATEMENT AND
               COMPLIANCE PROCEDURES OF THE COMPANY AND IS FAMILIAR
                               WITH SUCH STATEMENT
                      AND COMPLIANCE PROCEDURES. IT SHALL BE
                       THE RESPONSIBILITY OF THE COMPLIANCE
                 DEPARTMENT TO ENSURE THAT A COPY OF THE CURRENT
                         POLICY STATEMENT AND COMPLIANCE
                PROCEDURES IS CIRCULATED TO EACH INDIVIDUAL ON AN
                      ANNUAL BASIS AND/OR AS IT IS AMENDED.



                                E. ADDITIONAL RESTRICTIONS.

                           (1) DIRECTORSHIPS REQUIRE APPROVAL. EMPLOYEES SHOULD
                  DISCUSS WITH THE COMPLIANCE DEPARTMENT ANY INVITATIONS TO SERVE ON THE BOARD OF DIRECTORS FOR ANY PRIVATE OR PUBLIC OPERATING COMPANY (NON-PROFITS, EXCEPTED). CARE IN THIS AREA IS NECESSARY BECAUSE OF THE POTENTIAL CONFLICT OF INTEREST INVOLVED AND THE POTENTIAL IMPEDIMENT CREATED FOR ACCOUNTS MANAGED BY THE COMPANY IN SITUATIONS WHERE EMPLOYEES SERVING ON BOARDS OBTAIN MATERIAL NONPUBLIC INFORMATION IN CONNECTION WITH THEIR DIRECTORSHIP, THEREBY EFFECTIVELY PRECLUDING THE INVESTMENT FREEDOM THAT OTHERWISE WOULD BE AVAILABLE TO CLIENTS OF THE COMPANY. EACH EMPLOYEE SHOULD ADVISE THE COMPLIANCE DEPARTMENT ANNUALLY OF ANY OPERATING COMPANY DIRECTORSHIP HELD BY THAT EMPLOYEE.

                           (2) NO SPECIAL FAVORS. NO EMPLOYEE MAY PURCHASE OR
                  SELL SECURITIES PURSUANT TO ANY RECIPROCAL ARRANGEMENT ARISING FROM THE ALLOCATION OF BROKERAGE OR ANY OTHER BUSINESS DEALINGS WITH A THIRD PARTY. ACCEPTING INFORMATION ON OR ACCESS TO PERSONAL INVESTMENTS AS AN INDUCEMENT TO DOING BUSINESS WITH A SPECIFIC BROKER ON BEHALF OF CLIENTS OF THE COMPANY -- REGARDLESS OF THE FORM THE FAVOR TAKES -- IS STRICTLY PROHIBITED. PERSONAL TRANSACTIONS WHICH CREATE THE APPEARANCE OF SPECIAL FAVORITISM SHOULD BE AVOIDED.

                           (3) RESTRICTIONS ON GIFTS. FROM TIME TO TIME THE
                  COMPANY AND/OR EMPLOYEES OF THE COMPANY MAY RECEIVE GIFTS FROM THIRD PARTIES. ANY GIFT RECEIVED THAT HAS A VALUE IN EXCESS OF A DE MINIMIS AMOUNT SHOULD NOT BE ACCEPTED. GENERALLY, A GIFT OF MORE THAN $500 WOULD NOT CONSIDERED DE MINIMUS. EACH EMPLOYEE IS RESPONSIBLE FOR DETERMINING THE VALUE OF GIFTS RECEIVED FROM THIRD PARTIES AND WHETHER A PARTICULAR GIFT HAS DE MINIMIS VALUE IN THE CIRCUMSTANCES. HOWEVER, EMPLOYEES ARE REMINDED THAT THE PERCEPTION OF A GIFT'S VALUE BY OTHERS IS AS IMPORTANT AS THE ASSESSMENT OF THE GIFT'S VALUE IN THE EMPLOYEES- JUDGMENT. (ROSE BOWL TICKETS FOR EMPLOYEES AND THEIR FAMILIES ARE CONSIDERED DE MINIMIS AND MAY BE ACCEPTED.)

VI.      SANCTIONS

                                A. PROCEDURAL NONCOMPLIANCE.

         III. NONCOMPLIANCE WITH THE PROCEDURAL REQUIREMENTS OF THIS CODE OF ETHICS (E.G., FAILURE TO SUBMIT QUARTERLY REPORTS IN A TIMELY MANNER) SHALL BE NOTED. REPEATED NONCOMPLIANCE (I.E., THREE SIMILAR FAILURES TO COMPLY WITH PROCEDURAL REQUIREMENTS WITHIN A ONE YEAR PERIOD) WILL BE CONSIDERED A VIOLATION AND MAY RESULT IN DISCIPLINARY ACTION.

                                B. VIOLATIONS AND TRADING NONCOMPLIANCE.

IV.

         V. FAILURE TO COMPLY WITH THE PREAPPROVAL REQUIREMENTS AND/OR SUBSTANTIVE PROHIBITIONS OF THIS CODE OF ETHICS WITH RESPECT TO TRADING ACTIVITY MAY RESULT IN IMMEDIATE DISCIPLINARY ACTION EVEN FOR "FIRST-TIME OFFENSES." IN THIS REGARD, THE COMPANY BELIEVES THAT TRADING ACTIVITY WHICH CREATES AN ACTUAL OR APPARENT CONFLICT OF INTEREST CONSTITUTES A CLEAR VIOLATION AND WILL GENERALLY ALWAYS RESULT IN DISCIPLINARY ACTION ABSENT HIGHLY EXTENUATING CIRCUMSTANCES.

                                C. EXTENUATING CIRCUMSTANCES.

                 THE COMPANY RECOGNIZES THAT INSTANCES OF INADVERTENT
               NONCOMPLIANCE OR VIOLATION MAY OCCUR OR THAT EXTENUATING
                   CIRCUMSTANCES MAY APPLY TO SPECIFIC INSTANCES OF
              NONCOMPLIANCE OR VIOLATION. IN SUCH AN EVENT, THE EMPLOYEE
               SHALL IMMEDIATELY NOTIFY THE COMPLIANCE DEPARTMENT WHICH
                                         SHALL
               HAVE DISCRETION TO DETERMINE APPROPRIATE REMEDIAL ACTION.

                                D. DISCIPLINARY ACTIONS.

                    THE COMPANY MAY TAKE ONE OR MORE OF THE FOLLOWING
                DISCIPLINARY ACTIONS: ISSUING A DISCIPLINARY MEMORANDUM;
               ISSUING A VIOLATION REPORT; ISSUING A LETTER OF REPRIMAND;
                REQUIRING DISGORGEMENT OF PROFITS; REQUIRING TRADE TO BE
               BROKEN AT EMPLOYEE'S EXPENSE; REQUIRING CORRECTIVE ACTION;
              SUSPENSION OF TRADING PRIVILEGES; REQUIRING EMPLOYEE TO HAVE
                  BROKER SEND THE COMPANY DUPLICATE ACCOUNT STATEMENTS;
                  REQUIRING THE CONSOLIDATION OF EMPLOYEE ACCOUNTS WITH
                                    CERTAIN BROKERS;
                        MONETARY FINES; SUSPENSION, DISMISSAL AND
                  REPORTING THE VIOLATION TO THE APPROPRIATE REGULATORY
               AUTHORITIES. ABSENT SPECIAL CIRCUMSTANCES, THE DISCIPLINARY
                            ACTIONS SET FORTH ON THE ATTACHED
                          SCHEDULE OF DISCIPLINARY ACTIONS WILL
                                    BE APPLIED.

                                E. TRADING DEPARTMENT SANCTIONS.

If any VP of Trading fails to fully comply with the procedures for approving personal trades, the VP will be personally subject to the sanctions as stated in this policy. Where the employee has requested the approval of a trade that violates these policies, the employee is also subject to the sanctions as stated in this policy.

VII.     RESPONSIBILITIES OF COMPLIANCE DEPARTMENT
                                A. MAKING COMPLIANCE MANAGEABLE


                           The Compliance Department will do everything it can
                  to make compliance with the Company's Code of Ethics easy. Among the things that the Compliance Department will do are the following:

                           (1) BE AVAILABLE. THE COMPLIANCE DEPARTMENT WILL
                  CONSIST OF ENOUGH INDIVIDUALS SO THAT THERE IS ALWAYS ACCESS TO A REPRESENTATIVE OF THE COMPLIANCE DEPARTMENT.

                           (2) KEEP COMPANY LISTS CURRENT. THE COMPLIANCE
                  DEPARTMENT WILL MAKE SURE THAT EMPLOYEES HAVE ACCESS THROUGH THE RESEARCH LIBRARY TO CURRENT COMPANY LISTS SO THAT COMPANY NAMES CAN BE READILY IDENTIFIED.

                           (3) UPDATE FORMS AND ASSIST IN REPORTING. THE
                  COMPLIANCE DEPARTMENT WILL MAKE SURE THAT ALL EMPLOYEES HAVE ACCESS TO THE FORMS NECESSARY TO REPORT PERSONAL SECURITIES TRANSACTIONS. THE COMPLIANCE DEPARTMENT WILL ASSIST EMPLOYEES IN MAKING ARRANGEMENTS TO ACCOMMODATE VACATION AND TRAVEL SCHEDULES THAT MIGHT INTERFERE WITH TIMELY PRE-CLEARANCE, EXECUTION AND/OR REPORT SUBMISSION.

                           (4) KEEP CURRENT EMPLOYEE LIST. THE COMPLIANCE
                  DEPARTMENT WILL MAINTAIN A CURRENT LIST OF ALL EMPLOYEES COVERED BY THIS CODE OF ETHICS SO THAT EMPLOYEES CAN EASILY ASSURE THEMSELVES THAT ALL PERSONS COVERED BY THE DEFINITION OF "EMPLOYEE" (E.G., FAMILY MEMBERS) ARE CORRECTLY IDENTIFIED. OTHER INFORMATION, SUCH AS IDENTIFICATION OF BROKERAGE ACCOUNTS, WILL ALSO BE MAINTAINED BY THE COMPLIANCE DEPARTMENT.

                           (5) RESPECT CONFIDENTIALITY. THE COMPLIANCE
                  DEPARTMENT UNDERSTANDS THE SENSITIVITY OF PERSONAL FINANCIAL INFORMATION AND WILL MAINTAIN ALL INFORMATION IN A CONFIDENTIAL MANNER THAT RESPECTS EACH INDIVIDUAL EMPLOYEE'S PRIVACY.


VIII.    SUMMARY
                                A. IMPORTANCE OF ADHERENCE TO PROCEDURES.

                           It is very important that all employees adhere
                  strictly to the Personal Trading/ Confidential Information Compliance Procedures. Any violations of such policies and procedures may result in serious sanctions, including dismissal from the Company.

                                B. QUESTIONS.
                           Any questions regarding the Company's policies or
                  procedures regarding insider trading, confidential information and conflicts of interest should be referred to the Compliance Department.